EXHIBIT 10.1

These securities have not been registered with the United States Securities and Exchange Commission or the securities commission of any state because they are believed to be exempt from registration under Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Act”).  The foregoing authorities have not confirmed the accuracy or determined the adequacy of this document.  Any representation to the contrary is a criminal offense.  This subscription agreement shall not constitute an offer to sell nor a solicitation of an offer to buy the securities in any jurisdiction in which such offer or solicitation would be unlawful.

These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act, an applicable state securities laws, pursuant to registration or exemption therefrom.  Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.  All offers and sales of the herein-described securities by non-U.S. persons before the expiration of a period commencing on the date of the closing of this offering and ending one year thereafter shall only be made in compliance with Regulation S, pursuant to registration under the Act, or pursuant to an exemption from registration, and all offers and sales after the expiration of the one-year period shall be made only pursuant to registration or an exemption from registration.  Hedging transactions involving these securities may not be conducted unless in compliance with the Act.

OFFSHORE STOCK PURCHASE AGREEMENT

This Offshore Stock Purchase Agreement (the “Agreement”) is entered into this 15th day of July, 2008 (the “Effective Date”), by and between Information Systems Associates, Inc., a Florida corporation (“ISA”) and Derek J. Leach, a subject of the United Kingdom.

WHEREAS, LEACH desires to purchase two million (2,000,000) shares of restricted common stock of ISA (the “Shares”); and

WHEREAS, ISA agrees to deliver the Shares for the Consideration (as defined below) to be paid by Leach, subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Purchase and Sale.   On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, Leach hereby agrees to purchase the Shares at a purchase price of twenty-five cents (US$0.25) per share, and ISA hereby agrees to sell the Shares to Leach for such Consideration.

2.
Payment of Purchase Price.  Leach shall pay the purchase price to ISA as follows:  one hundred thousand dollars (US $100,000) at closing along with a signed promissory note in the form attached hereto (the “Note”) for the balance of four hundred thousand dollars (US $400,000) payable in installments of one hundred thousand dollars (US $100,000) on the first day of each month beginning September 1, 2008 and ending December 1, 2008.

3.
Closing.  The closing of the purchase and sale contemplated by this Agreement (the “Closing”) shall occur upon the transfer of the Consideration to ISA in accordance with paragraph 2 at 1151 SW 30th Street, Suite E, Palm City, Florida 34990 (the “Corporate Address”).

4.
Delivery of the Shares to Leach.   ISA shall deliver to Leach one-fifth of the Shares (400,000) within 14 days of receiving each payment of $100,000 at Closing under the Note.  If Leach defaults in making any payments, ISA shall not be obligated to deliver any additional shares and shall have the option, upon notice to Leach of terminating this Agreement.

5.
Delivery of Other Necessary Documents.  From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the Consideration or the Shares as provided for in this Agreement, or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement.

6.
Private Offering.  Leach and ISA both understand and agree that the purchase and sale of securities contemplated herein constitutes a private, arms-length transaction between a willing seller and willing buyer without the use or reliance upon a broker, distributor or securities underwriter.

A.	Purchase for Investment. Neither Leach nor ISA are underwriters of, or dealers in, the securities to be sold and exchanged hereunder.

B.
Investment Risk. Because of ISA’s financial position and other factors as disclosed in ISA’s business plan (which Leach represents he has received and reviewed), the  transaction contemplated by this Agreement may involve a high degree of financial risk, including the risk that Leach may lose his entire investment.  Leach further represents that he has undertaken an independent evaluation of the risks associated with his purchase of the Shares and understand those risks and is willing to accept the risk that he may be required to bear the financial risks of this investment for an indefinite period of time.

C.
Access to Information.  Leach has been afforded  the opportunity to discuss the transaction with legal and accounting professionals and to examine and evaluate the financial impact of the sale contemplated herein. Leach acknowledges that he has been furnished with the information required to conform with the provisions of subparagraph (a)(5) of Rule 15c2-11 of the Securities and Exchange Commission.

5.	Representations and Warranties of Leach: Leach hereby covenants, represents and warrants to ISA the following:

A.	Status. Leach is a individual subject and resident of the United Kingdom.

B.
No Third Party Consents Necessary.  No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Leach in connection with the execution, delivery, or performance of this Agreement or the transfer of the Shares, or if any such is required, Leach will have or will obtain the same prior to Closing.

C.
Litigation.  Leach is not a defendant against whom a claim has been made or a judgment rendered in any litigation or proceedings before any local, state, or federal government, including but not limited to the United States, or any department, board, body, or agency thereof.

D.
Authority.  This Agreement has been duly executed by Leach, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any agreement, instrument, judgment, order, or decree to which Leach is a party or to which the Consideration is subject.

E.
Offshore Transaction. Leach represents and warrants to ISA as follows: (i) Leach is not a “U.S. person” as that term is defined in Rule 902 of Regulation S; (ii) Leach is not, and on the Closing date will not be, an affiliate of ISA; (iii) at the execution of this Agreement, as well as the time this transaction is or was due, Leach was outside the United States, and no offer to purchase the Shares was made in the United States; (iv) Leach agrees that all offers and sales of the Shares shall not be made to U.S. persons unless the Shares are registered or a valid exemption from registration can be relied on under applicable U.S. state and federal securities laws; (v) Leach is not a distributor or dealer; (vi) the transactions contemplated hereby have not been and will not be made on behalf of any U.S. person or pre-arranged by Leach with a purchaser located in the United States or a purchaser which is a U.S. person, and such transactions are not and will not be part of a plan or scheme to evade the registration provisions of the Act; (vii) all offering documents received by Leach include statements to the effect that the Shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. Persons (other than distributors as defined in Regulation S) during the Restricted Period unless the Shares are registered under the Securities Act of 1933 or an exemption from registration is available.

F.
Accredited Investor.  Leach is an accredited investor as that term is defined in Rule 501(a) of Regulation D promulgated under the Act.  Leach further represents and warrants that the information as disclosed in “Exhibit A” attached hereto is true and correct.

G.
Beneficial Owner.  Leach is purchasing stock for his own account or for the account of beneficiaries for whom Leach has full investment discretion with respect to stock and whom Leach has full authority to bind, so that each such beneficiary is bound hereby as if such beneficiary were a direct signatory hereunder, and all representations, warranties and agreements herein were made directly by such beneficiary.

H.
Directed Selling Efforts.  Leach will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares sold hereunder.  To the best of its knowledge, neither Leach nor any person acting for Leach has conducted any “directed selling efforts” as that term is defined in Rule 902 of Regulation S.

I.
Independent Investigation; Access.  Leach, in electing to purchase the Shares herein, has relied solely upon independent investigation made by him and his representatives.  Leach has been given no oral or written representation or warranty from ISA other than as set forth in this Agreement.  Leach and his representatives, if any, have, prior to any sale to it, been given access and the opportunity to examine all material books and records of ISA, all material contracts and documents relating to ISA and this offering and an opportunity to ask questions of, and to receive answers from, ISA or any officer of ISA acting on his behalf concerning ISA and the terms and conditions of this offering. Leach and his advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of ISA and materials relating to the offer and sale of the Shares which have been requested. Leach and his advisors, if any, have received complete and satisfactory answers to any such inquiries.

J.
No Government Recommendation or Approval. Leach understands that no United States federal or state agency, or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Shares, or this transaction.

K.
No Formation or Membership in “Group.”  Leach is not part of a “group” as that term is defined under the Act.  Leach is not, and does not intend to become, included with two or more persons acting as a partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Company.

L.	Hedging Transactions. Leach hereby agrees not to engage in any hedging transactions involving the securities described herein unless in compliance with the Act and Regulation S promulgated thereunder.

The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance by ISA of Leach’s purchase, and shall survive thereafter. If Leach has knowledge, prior to the acceptance of this Offshore Stock Purchase Agreement by ISA, that any such representations and warranties shall not be true and accurate in any respect, Leach prior to such acceptance, will give written notice of such fact to ISA specifying which representations and warranties are not true and accurate and the reasons therefore.

6.
Indemnification.  Leach agrees to fully indemnify, defend and hold harmless ISA, its officers, directors, employees, agents and attorneys from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorney's fees and expenses, which may result from a breach of Leach’s representations , warranties and agreements contained herein.

7.
Conditions Precedent to ISA’s Closing.  All obligations of ISA under his Agreement, and as an inducement to ISA to enter into this Agreement, are subject to Leach’s covenants         and agreements to each of the following:

A.
Acceptance of Documents.  All instruments and documents delivered to ISA pursuant to this Agreement or reasonably requested by ISA to verify the representations and warranties of Leach herein, shall be satisfactory to ISA and its legal counsel.

B.
Representations and Warranties.  The representations and warranties by Leach set forth in this Agreement shall be true and correct at and as of the Closing date, with the same force and effect as though made at and as of the date hereof, except for changes permitted or contemplated by this Agreement.

C.
No Breach or Default.  Leach shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

8.
Termination.  This Agreement may be terminated at any time prior to the date of Closing by either party if there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement, and which in the judgment of such party giving notice to terminate and based upon the advice of legal counsel makes it inadvisable to proceed with the transaction contemplated by this Agreement..

9.
Restrictive Legend.  Leach agrees that the Shares shall bear a restrictive legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

10.
ISA’s Obligation to Refuse Transfer.  Pursuant to Regulation S promulgated under the Act, ISA hereby agrees to refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

11.	Miscellaneous.

A.	Authority. Leach and the officer of ISA executing this Agreement are duly authorized to do so, and each party has taken all action required for valid execution.

B.
Notices.  Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, or by express mail service substantially equivalent to Federal Express, addressed as follows:

To Leach: Derek J. Leach
Flat 2, 31 Palace Gate
London W 85 LZ
United Kingdom
Telephone: + 46 522 651 632

To ISA: Information Systems Associates, Inc.
1151 SW 30th Street, Suite E
Palm City, Florida 34990
Telephone: 772.403.2992 Ext. 11

C.
Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Agreement may be amended only by a writing executed by all parties hereto.

D.
Severability.  If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

E.        Assignment.  Leach may assign his rights under this Agreement with the consent of ISA only to the extent such assignment would (a) be limited to an assignment to a non US citizen or resident, (b) be consistent with the other terms and conditions of the Agreement, including without limitation the representations and warranties made by Leach and (c) not violate, or expose ISA to a violation of, any applicable law or regulation.  Prior to and as a condition of any assignment, Leach shall provide 30 days written notice of any intended assignment, identify the proposed assignee, and provide any additional information ISA may request about the assignment and/or the proposed assignee.  To the extent that the proposed assignment is consistent with the conditions set forth above and Leach provides any information requested by ISA, ISA shall not unreasonably withhold its consent to the assignment.  Any assignment to which ISA consents shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor’s heirs, executors, administrators, representatives, and successors.

F.
Governing Law; Venue; Jurisdiction. This Agreement has been negotiated and is being contracted for in the United States, State of Florida.  It shall be governed by and interpreted in accordance with the laws of the United States and the State of Florida, regardless of any conflict-of-law provision to the contrary.  In any dispute arising out of or connected with this Agreement, each party consents to the exclusive jurisdiction of the courts of the State of Florida or the federal district court for Florida; each party consents to the personal jurisdiction of such courts; and each party waives any objection to personal jurisdiction or venue.

G.
Attorney’s Fees.  If any legal action or other proceeding (including but not limited to binding  arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the  provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney’s fees (including for appeals and collection  and including the actual cost of in-house counsel, if any) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

H.
Counterparts and Facsimile.  This Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.  A fax, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

I.
Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING INVOLVING THIS AGREEMENT TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO.

IN WITNESS WHEREOF, the parties have executed this agreement below as of the date first set forth above.

Information Systems Associates, Inc.

/s/ Derek J. Leach_________                                      By:_/s/ Joseph Coschera____________
Derek J. Leach                                                             Joseph Coschera, President